Form 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WisdomTree Trust

(Exact name of the fund as specified in its Trust Instrument)

Delaware	33-4186829
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

250 W 34th Street, New York, NY 10119

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

WisdomTree Inflation Plus Fund	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-132380

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in WisdomTree Trust’s (the “Registrant”) Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333-132380; 811-21864), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on March 7, 2025, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares also is hereby incorporated herein by reference.

Item 2: Exhibits.

(a)(1)     Certificate of Trust, as filed with the State of Delaware on December 15, 2005, is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-132380 and 811-21864), as filed with the SEC on March 13, 2006.

(a)(2)     Trust Instrument of the Registrant dated December 15, 2005 (the “Trust Instrument”) is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-132380 and 811-21864), as filed with the SEC on March 13, 2006.

(a)(3)     Schedule A Series of Trust, dated March 14, 2025, to the Trust Instrument is incorporated herein by reference to Exhibit (a)(4) to Post-Effective Amendment No. 926 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-132380 and 811-21864), as filed with the SEC on March 17, 2025.

(b)         Registrant’s By-Laws, as amended June 16, 2016, are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 563 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-132380 and 811-21864), as filed with the SEC on July 28, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 9th day of June 2025.

WisdomTree Trust

By:	/s/ Joanne Antico
Name:	Joanne Antico
Title:	Secretary